                                                                    EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 15, 1999 (except with respect to the matters discussed in Notes 1 and 5, as to which the date is March 31, 1999) included in The Titan Corporation's Form 10-K/A for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                        /s/ ARTHUR ANDERSEN LLP

San Diego, California
January 24, 2000